AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of June, 2014, to the Fund Administration Servicing Agreement, dated as of June 22, 2006, as amended (the “Agreement”), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”) on behalf of its separate series, the Osterweis Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Osterweis Funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit I of the Agreement is hereby superseded and replaced with Amended Exhibit I attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

6/2014

Amended Exhibit I to the PMP Fund Administration Servicing Agreement -
Osterweis Funds
Name of Series
Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Strategic Investment Fund
Osterweis Institutional Equity Fund

FUND ADMINISTRATION ANNUAL FEE SCHEDULE at 6/1/14**

Domestic Funds
Annual fee based upon assets for the complex (domestic
funds only aggregated)*
   [ ] basis points on the first $[ ] billion
   [ ] basis points on the next $[ ] billion
   [ ] basis point on the balance
   Minimum annual fee:  $[ ] per fund

International Funds
Annual fee based upon assets per fund*
   [ ] basis points on the first $[ ] million
   [ ] basis points on the next $[ ] million
   [ ] basis points on the next $[ ] million
   [ ] basis points on the balance
   Minimum annual fee:  $[ ] per fund

Multiple Classes
Additional $[ ] per year per class

Fees are billed monthly

* Subject to CPI increase.

Advisor Information Source Web Portal
    •  $[ ]/fund/month (waived)
    •  $[ ]/fund/month for clients using an external
            administration service
    •  $[ ]/hour custom development – quoted based upon
            client requirements

Extraordinary Services
Quoted separately based upon requirements

Includes monthly fund performance reporting.  Daily
performance reporting additional.

Plus out-of-pocket expenses, including but not limited to:
 Postage, Stationery
 Programming, Special Reports
 Daily Compliance Testing Systems Expense
 Proxies, Insurance
 EDGAR filing
 Retention of records
 Federal and state regulatory filing fees
 Certain insurance premiums
 Expenses from board of directors meetings
 SEC 15c Reporting
 Auditing and legal expenses
 Blue Sky conversion expenses (if necessary)
All other out-of-pocket expenses

**The “Annual Fee Based Upon Assets” fee attributable to the Osterweis Institutional Equity Fund will be reduced by [ ]% through July 31, 2013 and reduced [ ]% from August 1, 2013-July 31, 2014.  No other fees listed above are reduced.

Advisor’s signature below acknowledges approval of fee schedule on this Amended Exhibit I
Osterweis Capital Management, LLC

By:_______________________________

Name:____________________________

Title:_____________________________   Date:__________________________

6/2014

Amended Exhibit I (continued) to the
Professionally Managed Portfolios Fund Administration Servicing Agreement -Osterweis Funds

Multiple Series Trust - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at April 2013

Chief Compliance Officer Services

U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
   •  Designation as the Trust’s Chief Compliance Officer
   •  Periodic and Annual Reporting to MST Fund Board
   •  Board Meeting Presentation and Board Support
   •  MST Fund Board Liaison For All Compliance Matters
   •  Daily Resource to Advisor CCO and Fund Board
   •  Review of Advisor Compliance Policies, Procedures and Controls
   •  Review of USBFS/USB Critical Procedures & Compliance Controls
   •  Due Diligence Review of Advisor and USBFS Service Facilities
   •  Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls

Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
    •  Quarterly USBFS Certification to Trust CCO
    •  Business Line Functions Supported
           •  Fund Administration and Compliance
           •  Transfer Agent and Shareholder Services
           •  Fund Accounting
           •  Custody Services
           •  Distribution Services
    •  CCO Portal – Web On-line Access to Fund CCO Documents
    •  Periodic CCO Conference Calls
    •  Dissemination of Industry/Regulatory Information
    •  Client & Business Line Compliance Education & Training

Chief Compliance Officer (CCO)*
• $[ ] per fund; future charges as set by PMP Board
• $[ ] per year per load fund or international fund
• $[ ] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature not required as these CCO fees have not changed.

6/2014